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EXHIBIT 99.  Additional Exhibits


            CAUTIONARY FACTORS RELEVANT TO FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. The Company hereby identifies the following important factors that could cause the Company's actual results to differ materially from those in forward-looking statements of the Company made by or on behalf of the Company:

(a) Dependence on government agencies and other third parties for funding contract research and service.

(b) Competition. See Item 1. Business - "Competition" in the Company's Annual Report on Form 10-KSB.

(c) Dependence on the trends of the medical industry which has faced pricing pressures and consolidations.

(d) Management's reliance on the adequacy of certain accounting reserves.

(e) Dependence on key personnel. The success of the Company is dependent on the efforts and abilities of certain key management and technical personnel. There is intense competition for a limited number of qualified employees among companies in the Company's markets. The loss of certain of the Company's employees or an inability to attract and motivate highly skilled employees could adversely affect its business.

(f) Protection of proprietary technology. See Item 1. Business - "Patents" in the Company's Annual Report on Form 10-KSB.